                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14)
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                         LIONS GATE ENTERTAINMENT CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
          0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ]  Check box is any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule, or registration statement number:

          (3)  Filing party:

          (4)  Date filed:

     EXPLANATORY NOTE: THE SOLE PURPOSE OF THIS AMENDMENT TO THE ORIGINAL DEFINITIVE PROXY STATEMENT FILED AUGUST 13, 2001 IS TO INSERT ONE PAGE THAT WAS INADVERTENTLY OMITTED FROM THE ORIGINAL FILING DUE TO A TRANSMISSION ERROR. THIS REVISED FILING HAS NOT BEEN ALTERED IN ANY WAY FROM THE NOTICE AND PROXY STATEMENT THAT WERE FIRST MAILED TO SHAREHOLDERS ON OR ABOUT AUGUST 13, 2001.

                         LIONS GATE ENTERTAINMENT CORP.
              SUITE 3123, THREE BENTALL CENTRE. 595 BURRARD STREET
                      VANCOUVER, BRITISH COLUMBIA V7X 1J1

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 12, 2001
--------------------------------------------------------------------------------

TO OUR SHAREHOLDERS:

Our 2001 annual meeting of shareholders of Lions Gate Entertainment Corp. (the "Company") will be held at the King Edward Hotel, Knightsbridge Room, 37 King Street East, Toronto, Ontario on Wednesday, September 12, 2001, beginning at 11:00 a.m., local time. At the meeting, shareholders will act on the following matters:

1. Receiving the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2001, together with the auditor's report thereon;

2. Considering and, if deemed appropriate, passing a special resolution amending the Company's articles to change the size of the board of directors to up to eighteen directors;

3.     Electing directors for the ensuing year;

4. Appointing the auditor of the Company for the ensuing year and to authorize the directors to determine the remuneration to be paid to the auditor;

5. Considering and, if deemed appropriate, passing an ordinary resolution approving the increase of the number of common shares reserved for issuance under our Employees' and Directors' Equity Incentive Plan by 722,916 common shares;

6. Considering and, if deemed appropriate, passing an ordinary resolution that subject to regulatory approval and in compliance with the rules and policies of the Toronto Stock Exchange and the American Stock Exchange, the Company will be authorized to enter into one or more private placement transactions during the ensuing 12 month period following adoption of this resolution providing for the issuance of up to an additional 20,000,000 common shares or other securities convertible into a maximum of 20,000,000 common shares at a discount from the market value of the shares; and

7. Transacting such further and other business as may properly come before the meeting and any adjournments thereof.

Shareholders of record at the close of business on July 26, 2001 are entitled to vote at the meeting or any postponement or adjournment.

                                       BY ORDER OF THE BOARD OF DIRECTORS
                                       /s/ Frank Giustra
                                       FRANK GIUSTRA
                                       Chairman of the Board

Vancouver, British Columbia
August 13, 2001

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                       OF

                         LIONS GATE ENTERTAINMENT CORP.

                                PROXY STATEMENT

This proxy statement is part of a solicitation by the board of directors of Lions Gate Entertainment Corp. and contains information relating to our annual meeting of shareholders to be held on Wednesday, September 12, 2001, beginning at 11:00 a.m., at the King Edward Hotel, Knightsbridge Room, 37 King Street East, Toronto, Ontario and to any adjournment or postponements.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including an amendment of our articles, the election of directors, amendments to our Employees' and Directors' Equity Incentive Plan and the advance approval of private placements of up to 20,000,000 common shares. In addition, our management will report on our performance during fiscal 2001 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on July 26, 2001 (the "Record Date") are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

All shareholders as of the Record Date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

WHAT CONSTITUTES A QUORUM?

The presence at the meeting, in person or by proxy, of two holders of common shares outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 42,449,593 common shares were outstanding and entitled to vote and held by approximately 375 shareholders of record.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Before the annual meeting, we will select one or more scrutineers. These scrutineers will determine the number of common shares represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions in the form required by such broker or nominee, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. If you wish such shares to be voted, you must contact your broker or nominee immediately to ensure that your instructions are properly received and recorded.

WHAT CLASSES OF SHARES CAN BE VOTED?

Each common share outstanding as of the Record Date is entitled to vote on all items being voted on at the annual meeting. On the Record Date, we had 42,449,593 common shares outstanding. In addition, the holders of our Series A preferred shares have certain voting rights with respect to the business described in Proposals 1 and 2, and the holders of our Series B preferred shares have certain voting rights with respect to the business described in Proposal 2.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

The enclosed proxy is solicited on behalf of the board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

- FOR the amendment to our articles to change the size of the board of directors to up to eighteen directors (see pages 4 to 5);
-  FOR the election of the nominated slate of directors (see pages 5 to 8);
-  FOR the appointment of Ernst & Young LLP as our auditors (see page 8);
- FOR the increase in the number of common shares reserved for issuance under our Employees' and Directors' Equity Incentive Plan (see pages 9 to 11); and
- FOR the advance approval of the issuance of up to 20,000,000 common shares by way of private placements (see page 12).

The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. If any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Approval of any item which may properly come before the meeting requires the affirmative vote of a majority of the shares of common stock present or represented by proxy, unless otherwise required by law. The special resolution described in Proposal 1 requires the affirmative vote of three-quarters (3/4) of the shares of common stock present or represented by proxy. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval.

WHO PAYS FOR THE PREPARATION OF THE PROXY STATEMENT?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine, in the future, that it is in our bests interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS?

Yes. For your proposal to be considered for inclusion in our proxy statement for next year's annual meeting, we must receive your written proposal no later than April 16, 2002. You should also be aware that your proposal must comply with U.S. Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals submitted outside the proxy process (i.e. a proposal to be presented at the next annual meeting of shareholders but not submitted for inclusion in our proxy statement for that meeting) must be received by our corporate Secretary no later than June 29, 2002.

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is August 13, 2001. You should review this information in conjunction with our 2001 Annual Report to Shareholders, which accompanies this proxy statement. Our head office is located at Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia V7X 1J1, and our telephone number is (604) 609-6100.

                          CURRENCY AND EXCHANGE RATES

All dollar amounts set forth in this proxy statement are in Canadian dollars, except where otherwise indicated. The following table sets forth (1) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of each period indicated; (2) the average exchange rate for such period, based on the rate in effect on the last day of each month during such period; and (3) the high and low exchange rates during such period, in each case based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                    FISCAL YEAR ENDING MARCH 31
                                        ---------------------------------------------------
                                         2001       2000       1999       1998       1997
                                        -------    -------    -------    -------    -------
Rate at end of period.................  $1.5784    $1.4828    $1.5092    $1.4180    $1.3835
Average rate during period............   1.5041     1.4790     1.5086     1.4060     1.3634
High rate.............................   1.5784     1.5140     1.5770     1.4637     1.3835
Low rate..............................   1.4515     1.4470     1.4175     1.3705     1.3310

On June 1, 2001, the noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York was Canadian $1.5324 = US$1.00.

                               SECURITY OWNERSHIP

The following table presents certain information about beneficial ownership of our common shares as of June 1, 2001, by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common shares, (2) each director and nominee for director and each officer named on the Executive Officer Compensation Table, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common shares shown as beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner(1)                                   Number of Shares    Percent of Total
---------------------------                                   ----------------    ----------------
Capital Research and Management Company.....................      2,879,280              4.4%
Fidelity Management and Research Company....................      4,250,000              6.5
Mark Amin...................................................      3,533,104(2)           5.4
Michael Burns...............................................        533,654(3)             *
Drew Craig..................................................         16,667(4)             *
John Dellaverson............................................        445,000(5)             *
Arthur Evrensel.............................................          2,350                *
Jon Feltheimer..............................................        302,988(6)             *
Frank Giustra...............................................      3,307,401(7)           5.1
Joe Houssian................................................         16,667(8)             *
Gordon Keep.................................................        233,878(9)             *
Herbert Kloiber.............................................        178,033(10)            *
Howard Knight...............................................         33,333(11)            *
Morley Koffman..............................................         55,000(12)            *
Patrick Lavelle.............................................         17,667(13)            *
Andre Link..................................................      1,364,831(14)          2.1
Harald Ludwig...............................................        241,000(15)            *
Laurie May..................................................          7,500(16)            *
James Nicol.................................................         41,133(17)            *
G. Scott Paterson...........................................        200,000(18)            *
E. Duff Scott...............................................             --                *
Harry Sloan.................................................             --                *
Marni Wieshofer.............................................         66,667(19)            *
All executive officers and directors as a group (21
  persons)..................................................     10,679,697             16.4

--------------------------------------------------------------------------------

* Less than 1%

(1) The address for the listed beneficial owners are as follows: for Capital Research and Management Company 333 South Hope St., Los Angeles, California 90071; for Fidelity Management and Research Company 82 Devonshire St., Boston, Massachusetts 02109-3614; for each other listed individual c/o the Company, Suite 3123, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1.

(2) Includes 125,000 shares subject to options exercisable on or before July 31, 2001.

(3) Includes (a) 141,667 shares subject to options exercisable on or before July 31, 2001, (b) 103,000 shares from the possible conversion of the Series A preferred shares and (c) 43,987 shares from warrants exercisable into shares.

(4) Includes 16,667 shares subject to options exercisable on or before July 31, 2001.

(5) Includes 100,000 shares subject to options exercisable on or before July 31, 2001.

(6) Includes (a) 125,000 shares subject to options exercisable on or before July 31, 2001, (b) 104,000 shares from the possible conversion of the Series A preferred shares and (c) 43,988 from warrants exercisable into shares.

(7) Includes (a) 250,000 shares subject to options exercisable on or before July 31, 2001 and (b) 500,000 common shares not beneficially owned by him but for which he retains voting control.

(8) Includes 16,667 shares subject to options exercisable on or before July 31, 2001.

(9) Includes (a) 125,000 shares subject to options exercisable on or before July 31, 2001, (b) 24,691 shares from the possible conversion of a debenture, (c) 23,115 shares from the conversion of a debenture owned by his spouse, and (d) 53,000 shares held by his spouse. Mr. Keep disclaims beneficial ownership of the 23,115 shares from the debentures and the 53,000 shares held by his spouse.

(10) Includes 33,333 shares subject to options exercisable on or before July 31, 2001.

(11) Includes 33,333 shares subject to options exercisable on or before July 31, 2001.

(12) Includes 50,000 shares subject to options exercisable on or before July 31, 2001.

(13) Includes (a) 16,667 shares subject to options exercisable on or before July 31, 2001 and (b) 1,000 shares held by his spouse. Mr. Lavelle disclaims beneficial ownership of the 1,000 shares held by his spouse.

(14) Includes (a) 100,000 shares subject to options exercisable on or before July 31, 2001 and (b) 1,264,831 shares held by Cinepix Inc., which is 50% owned by Mr. Link.

(15) Includes 50,000 shares subject to options exercisable on or before July 31, 2001.

(16) Includes 7,500 shares subject to options exercisable on or before July 31, 2001.

(17) Includes (a) 33,333 shares subject to options exercisable on or before July 31, 2001 and (b) 1,800 shares held by his children. Mr. Nicol disclaims beneficial ownership of the 1,800 shares held by his children. Mr. Nicol's term as a director will not continue after the annual meeting.

(18) Includes 50,000 shares subject to options exercisable on or before July 31, 2001.

(19) Includes 66,667 shares subject to options exercisable on or before July 31, 2001.

                                   PROPOSAL 1

           AMENDMENT OF ARTICLES TO CHANGE SIZE OF BOARD OF DIRECTORS

At the meeting, shareholders will be asked to consider a special resolution amending our articles to increase the number of directors of the Company. This amendment will allow our board of directors to be representative of the spectrum of skills and experience required to effectively pursue our diverse business portfolio.

Our articles presently provide that the number of directors shall not be less than five nor more than fifteen, and within those limits the number of directors may be fixed from time to time by the directors. It is proposed that this provision be amended to provide for a board of directors consisting of not less than five and not more than eighteen directors. Our articles also provide that if and for so long as any Series A preferred shares are outstanding, the size of the board of directors of the Company shall be fixed at no less than eleven and no more than fifteen directors. It is proposed that this provision be amended to fix the size of the board of directors at no less than five and no more than eighteen directors. Under the Company Act (British Columbia), this amendment requires approval by special resolution of the shareholders, being not less than three-quarters of votes cast. Our articles also provide for, and the Company Act (British Columbia) requires, separate voting rights of each class of shares outstanding. The holders of Series A preferred shares have passed unanimous written shareholder resolutions for the same amendments presented below for the consideration of common shareholders at the meeting.

The text of the proposed resolution is as follows:

             "RESOLVED, AS A SPECIAL RESOLUTION, THAT THE ARTICLES OF THE COMPANY BE AMENDED BY (I) DELETING THEREFROM
             ARTICLE 12.1 IN ITS ENTIRETY AND BY ADDING THERETO A
             NEW ARTICLE 12.1 AS FOLLOWS:

             12.1 THE NUMBER OF DIRECTORS, INCLUDING ADDITIONAL DIRECTORS, SHALL NOT BE LESS THAN FIVE NOR MORE THAN EIGHTEEN, AND WITHIN THOSE LIMITS THE NUMBER OF DIRECTORS MAY BE FIXED FROM TIME TO TIME BY THE DIRECTORS."

             AND (II) DELETING THEREFROM ARTICLE 26.4(A)(I) IN ITS ENTIRETY AND BY ADDING THERETO A NEW ARTICLE
             26.4(A)(I) AS FOLLOWS:

             26.4(A)(I)  IF AND FOR SO LONG AS ANY SERIES A
             PREFERRED SHARES ARE OUTSTANDING, THE SIZE OF THE
             BOARD OF DIRECTORS SHALL BE FIXED AT NO LESS THAN FIVE AND NO MORE THAN EIGHTEEN DIRECTORS."

UNLESS AUTHORITY TO DO IS WITHHELD, THE PERSONS NAMED IN THE FORM OF PROXY ACCOMPANYING THE NOTICE OF THE MEETING INTEND TO VOTE FOR APPROVAL OF THE FOREGOING SPECIAL RESOLUTION. IN ORDER TO BE EFFECTED, THIS RESOLUTION MUST BE APPROVED BY THREE-QUARTERS (3/4) OF THE VOTES CAST IN RESPECT THEREOF.

>Assuming this resolution is approved, it will be effective only upon acceptance for filing by the Registrar of Companies for British Columbia. As it is proposed that eighteen directors be elected at the annual meeting, the Company will make arrangements for the immediate filing of this resolution during the course of the meeting with a view to receiving confirmation that the resolution has been accepted for filing before the shareholders are asked to vote on the election of directors. If this confirmation has not been received by the time during the meeting at which the directors are to be elected, the Chairman of the meeting may revise the order of the agenda or adjourn the meeting until such confirmation has been received.

                                   PROPOSAL 2

            ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

The size of our board of directors is currently fixed at fifteen directors and is limited by our Articles of Incorporation to a minimum of five directors and a maximum of fifteen directors. The directors have resolved to fix the number of directors for the ensuing year at eighteen, provided the resolution to amend our articles and change the size of our board of directors is first approved by the shareholders. At our annual and extraordinary meeting held on September 26, 2000, the shareholders approved certain amendments to our Articles, which included the creation of special rights and restrictions attached to our Series A preferred shares. Among the rights conferred to holders of the Series A preferred shares is the right to elect three members of our board of directors, and a further right to nominate a Canadian resident for election to our board of directors by the holders of common shares. Our Articles also provide that the holder of our Series B preferred shares is entitled to elect one member of the board of directors, who shall be Mark Amin (and only Mark Amin), so long as any Series B preferred shares are outstanding and Mr. Amin is legally qualified to serve on the board of directors. The holders of Series A preferred shares have elected Harry Sloan, Herbert Kloiber and Howard Knight, all of whom will serve as directors effective September 12, 2001, and each will continue to serve as such until our 2002 annual meeting of shareholders, or until his successor is duly elected or appointed. Further, the holders of Series A preferred shares have nominated E. Duff Scott to stand for election to the board of directors. Mr. Amin, as the sole holder of Series B preferred shares, has elected himself as a director, and will continue to serve as such until our 2002 annual meeting of shareholders, subject to the terms of our Articles.

Set forth below is certain information concerning our current directors standing for re-election.

NAME AND PLACE OF RESIDENCE                     POSITION                                             AGE(1)
---------------------------                     --------                                             ------
Mark Amin....................................   Vice Chairman and Director                            51
Los Angeles, California
Michael Burns................................   Vice Chairman and Director                            43
Los Angeles, California
Drew Craig...................................   Director                                              43
Calgary, Alberta
Jon Feltheimer...............................   CEO and Director                                      49
Los Angeles, California
Frank Giustra(3).............................   Chairman and Director                                 43
West Vancouver, British Columbia
Joe Houssian.................................   Director                                              52
West Vancouver, British Columbia
Gordon Keep..................................   Senior Vice President, Secretary and Director         44
Vancouver, British Columbia
Herbert Kloiber..............................   Director                                              54
Munich, Germany
Howard Knight(2)(3)..........................   Director                                              59
Stamford, Connecticut
Morley Koffman(2)(4).........................   Director                                              71
Vancouver, British Columbia
Patrick Lavelle..............................   Director                                              62
Toronto, Ontario
Andre Link...................................   President and Director                                69
Montreal, Quebec
Harald Ludwig(3).............................   Director                                              47
West Vancouver, British Columbia
G. Scott Paterson(2)(4)......................   Director                                              37
Toronto, Ontario

---------------

(1) As of June 1, 2001.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Member of Corporate Governance Committee.

NOMINEES FOR DIRECTORS

The nominees of our management set out below, if elected at the annual meeting, will serve until our 2002 annual meeting of shareholders, or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with our By-Laws.

The following nominees have consented to serve on our board of directors and the board of directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the board of directors has designated a substitute nominee, the persons name as proxies will vote for this substitute nominee. In the event the shareholders do not approve the proposed amendment of our articles as described in "Proposal 1," Mr. Burns, Mr. Keep and Ms. May will be withdrawn as nominees for the election of directors.

Michael Burns. Mr. Burns has been our Vice Chairman since March 2000. From 1991 to March 2000, Mr. Burns served as Managing Director and Head of Prudential Securities Inc.'s Los Angeles Investment Banking Office. Mr. Burns became a director in August 1999.

Drew Craig. Mr. Craig became a director in September 2000. Mr. Craig has served as President of Craig Broadcast Systems Inc., a broadcasting company, since September 1997 and prior thereto was a Vice President since 1985.

Arthur Evrensel. Mr. Evrensel has been a partner with the law firm of Heenan Blaikie since 1992. As of June 1, 2001, Mr. Evrensel was 42 years old. Mr. Evrensel resides in North Vancouver, British Columbia.

Jon Feltheimer. Mr. Feltheimer has been our Chief Executive Officer since March 2000. From 1997 to 1999, Mr. Feltheimer served as Executive Vice President of Sony Pictures Entertainment. From 1995 to 1997, Mr. Feltheimer served as President of Columbia Tri-Star Television Group. Mr. Feltheimer became a director in January 2000.

Frank Giustra. Mr. Giustra has been our Chairman since April 1997. From 1995 to December 1996, Mr. Giustra served as Chairman and Chief Executive Officer of Yorkton Securities Inc., an investment banking firm. Mr. Giustra became a director in April 1997.

Joe Houssian. Mr. Houssian has been a director since October 2000. Mr. Houssian has been Chairman, President & Chief Executive Officer of Intrawest Corporation, a developer and operator of mountain resorts, since 1975.

Gordon Keep. Mr. Keep has been our Senior Vice President since October 1997. From 1987 to October 1997, Mr. Keep served as Vice President, Corporate Finance of Yorkton Securities Inc. Mr. Keep has been a director since June 2000.

Morley Koffman. Mr. Koffman has been a director since November 1997. Mr. Koffman is a partner with the law firm of Koffman Kalef, where he has practiced since 1993.

Patrick Lavelle. Mr. Lavelle has been a director since October 2000. Mr. Lavelle has been Chairman and a director of Export Development Corporation, a commercial financial institution, since December 1997. From 1994 to December 1997, Mr. Lavelle served as Chairman of the Business Development Bank of Canada.

Andre Link. Mr. Link has been our President since April 2000. Since 1962 Mr. Link has been Chief Executive Officer of Lions Gate Films Corp. Mr. Link has been a director since November 1997.

Harald Ludwig. Mr. Ludwig has been a director since November 1997. Since 1985 Mr. Ludwig has served as President of Macluan Capital Corporation, a leverage buy-out company.

Laurie May. Ms. May has been Senior Vice President, Business and Legal Affairs of Lions Gate Films Corp since March 1997 and was recently appointed as Managing Director of our Toronto Office. From 1993 to March 1997, Ms. May was an attorney with the law firm of Osler, Hoskin & Harcourt. As of June 1, 2001, Ms. May was 34 years old. Ms. May resides in Toronto, Ontario.

G. Scott Paterson. Mr. Paterson has been a director since November 1997. Mr. Paterson has served as Chairman and Chief Executive Officer of Yorkton Securities Inc. since October 1998. From May 1997 to October 1998, Mr. Paterson served as President of Yorkton. From May 1995 to May 1997, Mr. Paterson served as Executive Vice President of Yorkton.

E. Duff Scott. Mr. Scott has served as Chairman of QLT Inc., a biotechnology company, since 1991 and as President of Multibanc Financial Services. Mr. Scott served as Chairman of Peoples Jewelers from 1993 to 1998. As of June 1, 2001, Mr. Duff was 64 years old. Mr. Duff resides in Toronto, Ontario.

ELECTED AS DIRECTORS

The following individuals have been elected by the holders of our Series A preferred shares and Series B preferred shares under the terms of our Articles, as described above.

Mark Amin. Mr. Amin has been our Vice Chairman since October 2000. From 1984 to October 2000, Mr. Amin served as Chief Executive Officer or Chairman of Trimark, which he founded. Mr. Amin became a director in October 2000.

Herbert Kloiber. Mr. Kloiber has been a director since January 2000. Mr. Kloiber has served as Managing Director of Tele-Munchen Group, an integrated media company, since 1977.

Howard Knight. Mr. Knight has been a director since January 2000. Mr. Knight has served as Executive Vice Chairman of SBS Broadcasting SA, a European commercial television and radio broadcasting company, since February 2001, having previously served as Chief Operating Officer since January 1998 and as Vice Chairman since September 1996.

Harry Sloan. Mr. Sloan has served a Chairman of the Board and Chief Executive Officer of SBS Broadcasting SA since January 1993. As of June 1, 2001, Mr. Sloan was 51 years old. Mr. Sloan resides in Los Angeles, California.

                                   PROPOSAL 3

                            APPOINTMENT OF AUDITORS

Ernst & Young LLP, Chartered Accountants, will be nominated at the annual meeting for appointment as auditors of the Company at a remuneration to be fixed by the Board of Directors. PricewaterhouseCoopers LLP ("PwC") were our auditors for the fiscal year ended March 31, 2001 and had been our auditors since November 1997. On July 29, 2001, the Board of Directors, upon the recommendation of the Audit Committee and the Company's senior management, requested the resignation of PwC as the Company's auditors effective as of July 24, 2001.

PwC's reports on the consolidated financial statements for fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles. In addition, there were no disagreements within the meaning of Item 304(a)(1)(iv) of the Securities and Exchange Commission Regulation S-K for the fiscal years ended March 31, 2001 and 2000.

PwC has advised the Company and the Audit Committee of the following matters under Item 304(a)(1)(v):

1. The Company does not presently have procedures that are effective in ensuring that the information relevant to international sales revenue recognition is collected and reported to ensure that the timing of certain revenue recognition is appropriate.

2. A number of material adjustments recorded by management were identified by the auditors during the audit. The auditors advised that while internal controls over systems were adequate, lack of timely monitoring controls over systems output and accounting entries, such as reconciliations of account balances, analysis and review of transactions, balances and adjustments, may have contributed to the number of adjustments. The auditors have advised that they were not able to determine whether the matters raised were related solely to significant events that occurred during the year ended March 31, 2001 as the auditors were dismissed upon completion of the audit for the year ended March 31, 2001.

3. The Company should undertake additional training and support of its accounting employees and management to ensure employees and management are able to fulfill their assigned functions.

In response to PwC's comment 1, the Company continues to monitor its international sales revenue recognition practices in light of the Company's ongoing development.

In response to PwC's comment 2, the Company notes that PwC advised the Audit Committee at the conclusion of its audit that the internal controls at the Company were adequate, however, management acknowledges that certain processes could be improved upon. The Company is committed to a strong internal control environment and related processes.

In response to PwC's comment 3, the Company notes that in fiscal 2001 it had grown substantially and as the Company continues to grow, it will continue to hire and train staff to support the accounting function.

The Company has filed PwC's letter to the SEC and Canadian commissions as an Exhibit to its Report on Form 8-K/A filed August 10, 2001.

Representatives of both Ernst & Young LLP and PwC are expected to be present at the annual meeting. They will have the opportunity to address the audience at the meeting and will be available to answer appropriate questions from shareholders.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF ERNST & YOUNG LLP, CHARTERED ACCOUNTANTS, AS THE AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE CLOSE OF THE NEXT ANNUAL MEETING, OR UNTIL A SUCCESSOR IS APPOINTED, AT A REMUNERATION TO BE DETERMINED BY THE DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THEIR APPOINTMENT.

                                   PROPOSAL 4

          AMENDMENT TO EMPLOYEES' AND DIRECTORS' EQUITY INCENTIVE PLAN

At the meeting, the shareholders will be asked to consider, and if deemed advisable, approve an amendment to our Employees' and Directors' Equity Incentive Plan (the "Plan") which authorizes the board of directors to issue various equity based incentives to our directors, officers, employees and service providers. The Plan was last amended at our annual and extraordinary meeting of shareholders held on September 26, 2000 when the number of common shares reserved for issuance under the Plan was increased to 7,600,000 common shares. Stock options in respect of an aggregate of 122,916 common shares have been previously exercised as of July 31, 2001 under the Plan. In addition, an aggregate of 200,000 common shares have been issued as share bonuses under the Plan as of July 31, 2001. As a result, the Plan had a balance of 7,277,084 common shares available for issuance as of July 31, 2001 under the Plan, all which have been reserved for issuance upon exercise of the outstanding stock options. In addition, we granted 644,164 options to Mr. Feltheimer in excess of the common shares reserved for issuance under the Plan (see page 15), which upon shareholder approval of the proposed resolution will be deemed granted under the Plan. The exercise price at which such excess options were granted is U.S. $3.00 per share. Those options granted which exceeded the total number of common shares available under the Plan were made conditional upon receipt of the approval of shareholders and the Toronto Stock Exchange (the "TSE").

The board of directors wishes to increase the number of common shares available under the Plan by 722,916 common shares so that a maximum of 8 million common shares will be available for issuance upon exercise of stock options and other equity incentives under the Plan. The increase will allow the board of directors to issue further options to acquire a total of 78,752 common shares and to restore the number of shares reserved for issuance under the share bonus provision under the Plan to the stipulated maximum of 250,000 common shares.

The following table summarizes the transactions in the Plan since November 1997.

Common shares available under the Plan                          7,600,000
Less:  -- Common shares issued pursuant to the exercise of
          stock options, since the inception of the Plan, to
          July 31, 2001                                          (122,916)
       -- Common shares issued as share bonuses, to July 31,
          2001                                                   (200,000)
                                                                ---------
Number of common shares reserved for issuance under the Plan    7,277,084
Plus:  Proposed increase                                          722,916
                                                                ---------
Number of common shares available for granting under the
  Plan if amendment is approved                                 8,000,000
                                                                ---------

The board of directors confirms that in accordance with the provisions of the Plan previously approved by the shareholders, at no time will the number of common shares reserved for issuance to insiders under outstanding stock options exceed 10%, or the number of common shares reserved for issuance to any participant in the Plan exceed 5%, of the total issued and outstanding common shares without shareholder approval. As the proposed amendment to the Plan will result in the number of common shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of our outstanding common shares and those granted to Mr. Feltheimer exceeding 5% of our outstanding common shares, the rules of the TSE require us to obtain "disinterested" shareholder approval of this proposal. Accordingly, in order to pass, the proposal must be approved by a majority of the votes cast at the meeting other than votes attaching to common shares beneficially owned by insiders (and their associates) to whom shares may be issued under the Plan.

Under the rules and policies of the TSE, shareholder approval at the meeting of the increase of the limit available under the Plan by 722,916 common shares will constitute shareholder approval of the grant of the 644,164 stock options to Mr. Feltheimer. The above changes will also require the approval of the TSE and the American Stock Exchange ("AMEX").

SUMMARY OF THE PLAN AS PROPOSED TO BE AMENDED

A summary of the material features of the proposed amended Plan follows. This summary is qualified in its entirety by reference to the full text of the Plan.

GENERAL:

The aggregate number of common shares that, without shareholder approval:

     -  may be issued under the Plan may not exceed 8,000,000;

     - may be reserved for issuance to insiders for options granted under the Plan shall not exceed 10% of the Company's issued and outstanding common shares;

     - may be issued to insiders for options granted under the Plan within any one-year period shall not exceed 10% of the Company's issued and outstanding common shares;

     - may be issued to an insider and his or her associates for options granted under the Plan within any one-year period shall not exceed 5% of the Company's issued and outstanding common shares; and

     - may be reserved for issuance to any participant shall not exceed 5% of the Company's issued and outstanding common shares.

The board of directors will have the right, in its absolute discretion, to amend, modify or terminate the Plan at any time after its implementation. However, any Plan amendment that would materially increase the Plan benefits, materially modify the eligibility requirements for participation in the Plan or materially change the number of common shares that may be issued or reserved for issuance under the Plan will be effective only upon the approval of the shareholders of the Company, the approval of any regulatory body having jurisdiction over the Company's securities and the approval of any stock exchange.

As of July 25, 2001, the market price of the Company's common shares was US$2.54 per share.

SHARE OPTION PLAN:

The Plan authorizes the board of directors to grant options to acquire the Company's common shares, subject to the adjustment in the event of a subdivision or consolidation of such common shares, an amalgamation of the Company or other event affecting the Company's common shares.

Participation in the Plan will be limited to directors, officers, employees and service providers of the Company and its affiliates who the board of directors believes are in a position to contribute to the future growth and success of the Company. Approximately 300 persons are eligible to participate in the Plan.

In determining the number or value of optioned common shares that may be granted to each participant pursuant to an option, consideration will be given to the participant's present and potential contribution to the success of the Company and to any prevailing policies of the principal stock exchange on which the common shares are listed or approved for listing (the "Stock Exchange"). The date of grant, the number of common shares, the exercise price per common share, the vesting period and any other terms and conditions of options granted pursuant to the Plan will be determined by the board of directors subject always to the express provisions of the Plan. The exercise price of any such option will be not less than the fair market value per common share on the date of grant based upon:

     (i) the weighted average price of the common shares on the Stock Exchange for the five trading days preceding the date of grant; or

     (ii) the good faith determination by the board of directors of the fair market value of the common shares, if such common shares are not then listed on the Stock Exchange.

Options are not transferable except by will or by the laws of descent and distribution. Options will generally have a five-year term. Unless otherwise determined by the board of directors, options will become exercisable incrementally over a period of three years from the date of grant, as to one-third of the total number of common shares under option in each such year. The right to exercise an option may be accelerated in the event a takeover bid in respect of the common shares is made. If a participant dies, the person or persons to whom such participant's rights pass will have six months to exercise the participant's vested options. Subject to the board of directors' discretion, a participant who is terminated as an employee or director for cause forfeits all of his or her options. If a participant is terminated as an employee or director without cause, the participant will have six months to exercise all of his or her vested options unless determined otherwise by the board of directors.

The board of directors may, subject to applicable law, authorize the Company to make loans to employees to assist them in exercising options. Such loans will be made at prevailing market interest rates and have terms not in excess of one year. The terms of any such loans will include security, in favor of the Company, in the common shares issued upon exercise of the options.

Share appreciation rights may also be granted, at the discretion of the board of directors of the Company, to directors, officers, employees and service providers in conjunction with the grant of an option. Such rights entitle an optionee who is entitled to exercise his option to elect to terminate such option and receive, in lieu thereof, the number of common shares which is equal to the aggregate sum of the difference between the then fair market value per share and the option price per common share in respect of all common shares under the option divided by the then fair market value per share.

SHARE BONUS PLAN:

The Plan permits the board of directors to authorize the issuance, from time to time, of common shares for no cash consideration, to employees of the Company and its affiliates, upon the fulfillment of criteria the board of directors determines is indicative of a significant benefit to the Company through the efforts of the employee. The Plan provides for the issuance of a maximum of 250,000 common shares in respect of bonus awards.

SHARE PURCHASE PLAN:

The Plan permits the board of directors to authorize the purchase of common shares by employees of the Company and its affiliates of up to 10% of an employee's annual basic salary with 100% matching contributions by the Company. The board of directors has not authorized a share purchase plan under the Plan.

U.S. FEDERAL INCOME TAX CONSEQUENCES:

The U.S. federal income tax consequences of the Plan are summarized in the following discussion of general tax principles applicable to the Plan. The summary is not intended to be exhaustive and does not describe U.S. state or local or Canadian tax consequences.

For non-qualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option price and the fair market value of the shares at the time of exercise. Stock appreciation rights are taxed and deductible in substantially the same manner as the options granted under the Plan. Share bonuses are treated as ordinary income equal to the fair market value of the stock, and the Company is entitled to deduct the same amount.

If the Company establishes a share purchase plan, a participant will recognize ordinary taxable income, and the Company generally will be entitled to a deduction, in an amount equal to the Company's contribution. When a participant sells shares purchased under the share purchase plan, he or she will recognize a capital gain (or loss) in an amount equal to the difference between the sale price of the shares and the purchase price of the shares. The characterization of the capital gain (or loss) as short-term or long-term will depend on how long the participant held the purchased shares. The Company will not receive a U.S. federal income tax deduction with respect to any capital gain or loss recognized by a participant in connection with a sale of the shares.

If options are accelerated under the Plan in connection with a change of control (as the term is defined in the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration in excess of the average base salary if such portion exceeds certain threshold limits under the Internal Revenue Code; certain related excise taxes may also be triggered. Furthermore, if compensation attributable to the award is not "performance based" within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct aggregate compensation to certain executive officers that is not performance-based, to the extent that it exceeds US$1,000,000 in any tax year.

At the meeting, the shareholders will be asked to consider and, if deemed advisable, to approve the following resolution to amend the Plan:

             "BE IT RESOLVED, AS AN ORDINARY RESOLUTION THAT AN AMENDMENT OF THE EMPLOYEES' AND DIRECTORS' EQUITY INCENTIVE PLAN (THE "PLAN") OF THE COMPANY TO INCREASE THE MAXIMUM NUMBER OF COMMON SHARES WHICH MAY BE ISSUED THEREUNDER BY 722,916 COMMON SHARES, WHICH INCREASE SHALL INCLUDE THE RESTORATION OF THE 250,000 COMMON SHARE LIMIT UNDER THE SHARE BONUS PROVISIONS OF THE PLAN, BE AND THE SAME IS HEREBY APPROVED AND AUTHORIZED."

                                   PROPOSAL 5

               ADVANCE SHAREHOLDER APPROVAL OF PRIVATE PLACEMENTS

Our common shares are listed on the TSE and AMEX and the policies of the TSE provide that the aggregate number of shares of a listed corporation which are issued or made subject to issuance (e.g., a warrant) by way of one or more private placement transactions during any particular six month period may not exceed 25% of the number of shares outstanding at the beginning of that six month period without first receiving the approval of the shareholders of the listed corporation on such terms and conditions as the TSE may impose in respect of securing such approval. The effect of this policy is to prevent us from closing private placements that may on a cumulative basis exceed the 25% limit until such time as the shareholders have passed an ordinary resolution approving the private placement that we intend to enter into, or unless advance shareholder approval is obtained.

One of our sources of capital is equity financing. In order for us to raise funds to carry on our ongoing programs or to finance the acquisition of new assets, we may need to negotiate private placement subscriptions for shares or securities convertible into shares. We consider that it is in the best interests of the Company to obtain advance approval from the shareholders due to the possibility of entering into private placements that may exceed the TSE's 25% policy described above, provided that such placements are completed within 12 months of the date that the shareholders give advance approval. Obtaining advance approval should avoid the need for securing further shareholder approval for each specific private placement and will thus reduce the time required to obtain regulatory approval. This in turn should decrease our administrative costs relating to any private placements and should allow us greater flexibility to facilitate the raising of additional capital. It is the current practice of the TSE that such advance approval will be recognized as effective as long as the TSE is satisfied with the disclosure in the proxy materials sent to shareholders in connection with the meeting at which such resolution will be considered.

Any private placement(s) contemplated by the Company in reliance on advance approval sought at the meeting will be subject to the following additional characteristics:

     (a) each private placement must be substantially with parties who are at arm's length to the Company;

     (b)   each placement cannot materially affect control of the Company;

     (c) the policies of the TSE relative to private placement pricing will be followed subject to the TSE's discretion to impose more restrictive policies.

The TSE has the discretion to determine whether or not a particular private placement is substantially at arm's length or will result in an effective change of control. For these and other reasons, the TSE and AMEX may require specific shareholder approval for any particular private placement.

In addition, under AMEX rules, an affirmative vote of a majority of shares present at the meeting is required to enter into such private placements for a sale of shares that exceeds 20% of the outstanding shares for less than the greater of book or market value. Therefore, we request your approval of such issuances.

Shareholders should note that sales of a substantial number of our shares in the future, in private placements or otherwise, could adversely affect the market price of our common shares. In addition, any such issuance could result in dilution in the net tangible book value of shares held by shareholders before such issuance.

In anticipation that we may enter into one or more private placements to be completed within 12 months of the date of the meeting and such placements may result in the issuance of shares or securities convertible into shares aggregating up to 20,000,000 common shares, the Company requests that the shareholders approve the following ordinary resolution:

             "BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT SUBJECT TO REGULATORY APPROVAL AND IN COMPLIANCE WITH THE RULES AND POLICIES OF THE TORONTO STOCK EXCHANGE AND THE AMERICAN STOCK EXCHANGE, THE COMPANY BE ALLOWED AND IS HEREBY AUTHORIZED TO ENTER INTO ONE OR MORE PRIVATE PLACEMENT TRANSACTIONS DURING THE 12 MONTH PERIOD COMMENCING ON THE DATE OF ADOPTION OF THIS RESOLUTION BY THE SHAREHOLDERS AND ON SUCH TERMS AS ARE MORE PARTICULARLY DESCRIBED IN THE COMPANY'S PROXY CIRCULAR DATED AUGUST 13, 2001 PROVIDING FOR THE ISSUANCE OF UP TO 20,000,000 COMMON SHARES OR OTHER SECURITIES CONVERTIBLE INTO A MAXIMUM OF 20,000,000 COMMON SHARES AT A DISCOUNT FROM THE MARKET VALUE OF THE SHARES."

                INFORMATION REGARDING THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors held a total of nine meetings in fiscal 2001 and took a number of actions by unanimous written consent. Except for Messrs. Kloiber and Paterson, each director attended at least 75% of the total number of meetings of the board of directors and committees on which he served.

BOARD COMMITTEES AND RESPONSIBILITIES

The board of directors has a standing Audit Committee, Compensation Committee and Corporate Governance Committee. Messrs. Knight, Koffman and Paterson are the current members of our Audit Committee and all the members are independent directors. This committee held four meetings during fiscal 2001. The duties and responsibilities of the Audit Committee include (i) recommending to the board of directors the appointment of our auditors and any termination of our auditors,
(ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee is governed by a written charter approved by our board of directors. A copy of this charter is included in Appendix A.

Messrs. Giustra, Knight and Ludwig are the current members of our Compensation Committee. This committee held four meetings during fiscal 2001. The Compensation Committee reviews and approves the compensation of our chief executive officer and administers our Plan.

Messrs. Koffman, Nicol and Paterson are the current members of our Corporate Governance Committee, which held one meeting during fiscal 2001. The Corporate Governance Committee is responsible for developing our corporate governance system and for reviewing proposed new members of our board of directors.

DIRECTOR COMPENSATION

Persons elected at our annual general meetings as directors and who hold no executive office with us or any of our affiliates are entitled to receive an annual retainer of $5,000 and a further retainer of $2,500 if such director acts as a chairman of a committee of directors. Also, each non-executive director is entitled to receive a fee of $500 per meeting of the directors or any committee thereof, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. During the last fiscal year, nine directors received the annual retainer. Non-employee directors are granted options to purchase 50,000 common shares when they join the board of directors. In fiscal 2001 we granted options to purchase 250,000 common shares to persons who served as directors during that period pursuant to our Plan.

                                   MANAGEMENT

The following is a list of our executive officers followed by their biographical information (other than Messrs. Feltheimer, Keep and Link whose biographical information appears on page 7).

                      Name                        Age(1)                       Position
------------------------------------------------  ------   ------------------------------------------------
Bill Boersma....................................    43     Vice President of Finance
John Dellaverson................................    55     Executive Vice President
Jon Feltheimer..................................    49     Chief Executive Officer
Gordon Keep.....................................    44     Senior Vice President and Secretary
Wayne Levin.....................................    38     Executive Vice President, Legal & Business
                                                           Affairs
Andre Link......................................    69     President
Marni Wieshofer.................................    38     Chief Financial Officer
Cami Winikoff...................................    38     Executive Vice President

---------------

(1) As of June 1, 2001.

Bill Boersma. Mr. Boersma has been our Vice President of Finance since November 2000. From April 1995 to November 2000, Mr. Boersma served as Controller or Division Controller of AMC Film Marketing, a motion picture exhibitor.

John Dellaverson. Mr. Dellaverson has been our Executive Vice President since April 2000. Before joining us, Mr. Dellaverson was a partner, Loeb & Loeb LLP, a law firm based in Los Angeles, CA. Mr. Dellaverson, who is currently Of Counsel, has practiced at Loeb & Loeb since 1981.

Wayne Levin. Mr. Levin as been our Executive Vice President, Legal and Business Affairs since November 2000. From September 1996 to November 2000 Mr. Levin was General Counsel or Vice President for Trimark Pictures, Inc. and from 1991 to September 1996 was Senior Partner of the Law Offices of Wayne Levin.

Marni Wieshofer. Ms. Wieshofer as been our Chief Financial Officer since April 1999. From February 1999 to April 1999, Ms. Wieshofer was our Vice President, Finance. From October 1995 to January 1999, Ms. Wieshofer served as Vice President, Finance of Alliance Atlantis Communications, an entertainment company.

Cami Winikoff. Ms. Winikoff has been our Executive Vice President since November 2000. From 1990 to November 2000, Ms. Winikoff was a Senior Vice President, Executive Vice President and Vice President of Production of Trimark.

APPOINTMENT OF EXECUTIVE OFFICERS

Our officers are appointed and, subject to employment agreements, serve at the discretion of our board of directors.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued to our Chief Executive Officer and our four most highly compensated executive officers, other than the Chief Executive Officer, who served as executive officers and whose salary plus bonus exceeded $100,000 (the "Named Executive Officers"). The position identified in the table for each person is their current position with us unless we indicate otherwise.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                                                    LONG TERM
                  OFFICER                                      ANNUAL COMPENSATION               COMPENSATION(1)
-------------------------------------------------------------------------------------------------------------------------
                                                                                  OTHER
                                                                                  ANNUAL            SECURITIES
                                                       SALARY       BONUS      COMPENSATION     UNDERLYING OPTIONS
             NAME AND POSITION                YEAR       ($)         ($)           ($)                 (#)
-------------------------------------------------------------------------------------------------------------------------
  Jon Feltheimer, Chief                       2001     846,000     376,000        9,289             1,000,000
  Executive Officer(2)(3)                     2000      65,077     125,333        1,321             1,375,000
                                              1999          --          --           --                    --
-------------------------------------------------------------------------------------------------------------------------
  Michael Burns,                              2001     752,000     520,384           --                    --
  Vice Chairman(2)(4)                         2000      62,667     125,333        6,072             1,425,000
                                              1999          --          --           --                    --
-------------------------------------------------------------------------------------------------------------------------
  Marni Wieshofer,                            2001     382,333      37,600           --                75,000
  Chief Financial Officer(5)                  2000     175,555          --           --                    --
                                              1999      29,167          --           --               100,000
-------------------------------------------------------------------------------------------------------------------------
  John Dellaverson,                           2001     376,000          --           --               100,000
  Executive Vice                              2000      17,113      37,600           --                    --
  President(2)(6)                             1999          --          --           --                    --
-------------------------------------------------------------------------------------------------------------------------
  Gordon Keep,                                2001     312,500      74,950           --                75,000
  Senior Vice President                       2000     285,115          --        4,957                    --
                                              1999     255,000          --        2,131               100,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) The Company has not granted any Restricted Shares Awards, SARs or LTIPs to any of the Named Executive Officers.

(2) The named executive officer is compensated in U.S. dollars. The figures presented are converted to Canadian dollars at a rate of 1.504 Canadian dollars per U.S. dollar.

(3) Mr. Feltheimer was appointed CEO on March 21, 2000.

(4) Mr. Burns was appointed Vice Chairman on March 21, 2000.

(5) Ms. Wieshofer was compensated in Canadian and U.S. dollars. The figures presented are converted to Canadian dollars at a rate of 1.504 Canadian dollars per U.S. dollar.

(6) Mr. Dellaverson was appointed Executive Vice President on April 28, 2000.

STOCK OPTION GRANTS

The following table provides details regarding stock option grants to our Named Executive Officers in fiscal 2001 pursuant to our Plan.

                      OPTION GRANTS -- LAST FISCAL YEAR(1)

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        POTENTIAL REALIZABLE
                                                          % OF TOTAL                                      VALUE AT ASSUMED
                                                            OPTIONS                                    ANNUAL RATES OF STOCK
                                          NUMBER OF       GRANTED TO                                   PRICE APPRECIATION FOR
                                         SECURITIES        EMPLOYEES      EXERCISE                          OPTION TERM
                                     UNDERLYING OPTIONS    IN FISCAL      PRICE PER      EXPIRATION   ------------------------
                  NAME                   GRANTED (#)         YEAR        SHARE (US$)        DATE        5%(US$)     10%(US$)
-----------------------------------------------------------------------------------------------------------------------------------
     Jon Feltheimer                       1,000,000(2)       25.3%          3.00          2/26/06           --      543,122
-----------------------------------------------------------------------------------------------------------------------------------
     Marni Wieshofer                         75,000           1.9%          2.55          8/15/05       36,088       95,622
-----------------------------------------------------------------------------------------------------------------------------------
     John Dellaverson                       100,000           2.5%          2.55          8/15/05       48,117      127,496
-----------------------------------------------------------------------------------------------------------------------------------
     Gordon Keep                             75,000           1.9%          2.55          8/15/05       36,088       95,622
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) We did not grant any SARs in fiscal 2001 to any of the Named Executive Officers.

(2) A portion of these options are subject to shareholder approval to increase the size of the Plan.

OPTION EXERCISES AND HOLDINGS

The following table provides information for the Named Executive Officers concerning options they exercised during fiscal 2001 and unexercised options that they held at the end of fiscal 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY
                                          SECURITIES                         OPTIONS AT FY-END           OPTIONS AT FY-END
                                          ACQUIRED ON        VALUE       EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                    NAME                 EXERCISE (#)     REALIZED ($)              (#)                         (#)
--------------------------------------------------------------------------------------------------------------------------------
     Jon Feltheimer                           --              --           125,000     2,250,000                --
--------------------------------------------------------------------------------------------------------------------------------
     Michael Burns                            --              --           141,666     1,283,334                --
--------------------------------------------------------------------------------------------------------------------------------
     Marni Wieshofer                          --              --            66,666       108,334                --
--------------------------------------------------------------------------------------------------------------------------------
     John Dellaverson                         --              --           100,000            --                --
--------------------------------------------------------------------------------------------------------------------------------
     Gordon Keep                              --              --           125,000        50,000                --
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

During fiscal 2001 we were a party to an employment agreement with each of the Named Executive Officers.

Jon Feltheimer. We entered into an employment agreement with Mr. Feltheimer effective January 1, 2001, which provides that he will serve as Chief Executive Officer for an initial term that ends March 31, 2004. Mr. Feltheimer's annual base salary under his agreement is US$750,000. Mr. Feltheimer is also entitled to an annual discretionary bonus determined by the board of directors. In addition, Mr. Feltheimer will receive a stock price bonus of US$1,000,000 if our share price exceeds US$6.00 for a consecutive six month period during the term. If he terminates his employment for "Good Reason," which includes a change of control, he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the employment agreement. Upon a change of control, 50% of his unvested options vest immediately if the share price is below US$4.00 and 100% of his options vest immediately if the share price exceeds US$4.00.

Michael Burns. Mr. Burns's employment agreement has expired. We currently have an oral agreement with Mr. Burns that entitles him to receive an annual base salary of US$300,000 and a bonus based on certain parameters set by management. We are currently negotiating in good faith with Mr. Burns and expect to sign a written agreement with him that formalizes our oral agreement.

Marni Wieshofer. We have entered into an employment agreement with Ms. Wieshofer effective August 26, 2000, which provides that she will serve as Chief Financial Officer for an initial term that ends August 26, 2003. Ms. Wieshofer's annual base salary under her agreement is US$310,000. If a change of control occurs all of her options will vest immediately.

John Dellaverson. We have entered into an employment agreement with Mr. Dellaverson effective April 1, 2001, which provides that he will serve as Executive Vice President for an initial term that ends April 1, 2003. Mr. Dellaverson annual base salary under his agreement is US$300,000. Mr. Dellaverson is also entitled to a bonus of 20% of any amount that the CineGate joint venture's net income exceeds US$1.5 million. Mr. Dellaverson's contract has no change of control provisions and if terminated without cause he is entitled to continue to receive his salary and benefits.

Gordon Keep. We have entered into an employment agreement with Mr. Keep effective October 1, 2000, which provides that he will serve as Senior Vice President for an initial term that ends September 30, 2001. We have an option to renew for a subsequent year. Mr. Keep's annual base salary under his agreement is $325,000. Mr. Keep is also entitled to an annual discretionary bonus determined by the board of directors. If a change of control occurs all his options will vest immediately.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

While Lions Gate was a foreign private issuer our officers, directors and ten percent beneficial owners were exempt from Section 16 of the Securities Exchange Act of 1934. Before the end of fiscal 2001, we became a domestic issuer. The following individuals filed a Form 3 later than the tenth day after we became a domestic issuer: Mark Amin, Bill Boersma, Michael Burns, Drew Craig, John Dellaverson, Jon Feltheimer, Frank Giustra, Joe Houssian, Gordon Keep, Herbert Kloiber, Howard Knight, Morley Koffman, Patrick Lavelle, Wayne Levin, Andre Link, Harald Ludwig, James Nicol, G. Scott Paterson, Julie Rennie, Marni Wieshofer and Cami Winikoff.

            AUDIT COMMITTEE REPORT -- COMPENSATION COMMITTEE REPORT
                               PERFORMANCE GRAPH

The following Report of the Audit Committee, Report of the Compensation Committee and Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

                         REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are each a non-employee member of our board of directors and are independent from our management as defined by the listing standards of the American Stock Exchange. The board of directors has adopted a written charter for the audit committee, which is included as an appendix to this proxy statement. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our board of directors. The Audit Committee also recommends to the board of directors the selection of independent auditors. The Audit Committee's role is limited to this oversight. Management and our independent auditors are responsible for planning or conducting audits, determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and our business conduct guidelines.

In performing its oversight function, the Audit Committee reviewed and discussed our year ended March 31, 2001 audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors' judgment about the quality of the accounting principles applied in our 2001 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with our auditors their independence from management and us. When considering the independent auditors' independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal 2001. Based upon the reports and discussions described in this report, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee recommended to the board of directors to request the resignation of PricewaterhouseCoopers LLP as the Company's independent auditors. The Audit Committee also recommended the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2002 (see Proposal 3 for additional information regarding the change in auditors).

                              The Audit Committee

                            Howard Knight, Chairman
                                 Morley Koffman
                               G. Scott Paterson

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. Giustra, Knight and Ludwig, each of whom is a non-employee director. The Compensation Committee determines the Chief Executive Officer's salary and the equity awards for all executive officers. The Compensation Committee may consider other forms of compensation, both short-term and long-term, in addition to those described below. Our executive compensation program is designed to attract, retain and motivate the senior executive talent required to ensure our success. The program also aims to support the creation of shareholder value and ensure that pay is consistent with performance.

Base Salary. In fiscal 2001 the Compensation Committee negotiated an employment agreement with Mr. Feltheimer, our Chief Executive Officer. See Employment Contracts. In determining his compensation, the Compensation Committee considered Mr. Feltheimer's experience and responsibilities, as well as other subjective factors. Mr. Feltheimer established the base compensation paid to our executives in fiscal 2001.

Equity Based Compensation. The Compensation Committee believes in linking long-term incentives to an increase in stock value as it awards stock options at the fair market value or higher on the date of grant that vest over time. The Compensation Committee believes that stock ownership in the Company is a valuable incentive to executives that (1) aligns their interests with the interests of shareholders as a whole, (2) encourages them to manage the Company in a way that seeks to maximize its long-term profitability, and (3) encourages them to remain an employee of the Company. Generally the Plan requires vesting over a three year period. Some options are also subject to market price targets being met prior to vesting.

The Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code does not permit us to deduct cash compensation in excess of US$1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe that the Plan complies with the rules under Section 162(m) for treatment as performance based compensation, allowing us to deduct fully compensation paid to executives under the Plan.

                           The Compensation Committee

                            Frank Giustra, Chairman
                                 Howard Knight
                                 Harald Ludwig

                               PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return with those of the TSE 300 Total Return Index and the TSE Cable and Entertainment Total Return Index for the period commencing November 17, 1997 (the first day of trading of the common shares on the Toronto Stock Exchange) and ending March 31, 2001. All values assume that $100 was invested on November 13, 1997 in our common shares and each applicable index and all dividends were reinvested Note:
We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

-------------------------------------------------------------------------------------------
        COMPANY/ INDEX            11/17/97    3/31/98    3/31/99    3/31/00    3/31/01
-------------------------------------------------------------------------------------------
  Lions Gate Entertainment          100          81         53         54         31
-------------------------------------------------------------------------------------------
  TSE 300 Total Return Index        100         117        104        151        123
-------------------------------------------------------------------------------------------
  TSE Cable & Ent. Total
     Return                         100         123        221        272        208
-------------------------------------------------------------------------------------------

                            CUMULATIVE TOTAL RETURNS
          Assuming an Investment of $100 and Reinvestment of Dividends Return of Investment Chart

                                                       TSE CABLE &
                                                   ENTERTAINMENT TOTAL        TSE 300 TOTAL RETURN
                                                      RETURN INDEX                    INDEX             LIONS GATE ENTERTAINMENT
                                                   -------------------        --------------------      ------------------------
17-Nov-97                                                100.00                      100.00                      100.00
31-Mar-98                                                123.00                      117.00                       81.00
31-Mar-99                                                221.00                      104.00                       53.00
31-Mar-00                                                272.00                      151.00                       54.00
31-Mar-01                                                208.00                      123.00                       31.00

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Giustra served as a member of the Compensation Committee during fiscal 2001 and was formerly our Chief Executive Officer. Mr. Giustra's tenure as Chief Executive Officer ended on March 21, 2000. No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In February, 1995, The Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report (the "TSE Report") which included proposed guidelines for effective corporate governance. These guidelines, which are not mandatory, deal with the constitution of boards of directors and board committees, their functions, their independence from management and other means of addressing corporate governance practices. The Toronto Stock Exchange has, in accordance with the recommendation contained in the TSE Report, imposed a disclosure requirement on every listed company incorporated in Canada or a province of Canada to disclose on an annual basis its approach to corporate governance with reference to the guidelines set out in the TSE Report. Our board of directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. However, given the history and nature of our development, not all of the recommendations contained in the TSE Report have been followed. Listed below are the 14 guidelines proposed by the TSE Report and a brief discussion of our compliance with the guidelines.

1. Board should explicitly assume responsibility for stewardship of the Corporation, and specifically for adoption of a strategic planning process, identification of principal risks, succession planning and monitoring, communications policy and integrity of internal control and management information systems.

     Our board of directors is responsible for the overall stewardship of the Company, planning, directing, and dealing with issues which are pivotal to determining corporate strategy and direction. The board of directors considers management development and succession programs, strategic business developments such as significant acquisitions, and financing proposals including the issuance of shares and other securities, as well as those matters requiring board of directors approval by law.

2. Majority of directors should be "unrelated" (free from conflicting interest).

     Our board of directors has fifteen members, of whom ten are independent and unrelated and five are senior management of the Company and one of its subsidiaries. As a result, a majority of the members of the board of directors are unrelated members.

3. Disclose for each director whether he or she is related, and how that conclusion was reached.

     The board of directors is made up of:


    ------------------------------------------------------------------------------------------------------
      Mark Amin                                        Related as Vice Chairman
    ------------------------------------------------------------------------------------------------------
      Michael Burns                                    Related as Vice Chairman
    ------------------------------------------------------------------------------------------------------
      Drew Craig                                       Unrelated
    ------------------------------------------------------------------------------------------------------
      Jon Feltheimer                                   Related as Chief Executive Officer
    ------------------------------------------------------------------------------------------------------
      Frank Giustra                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Joe Houssian                                     Unrelated
    ------------------------------------------------------------------------------------------------------
      Gordon Keep                                      Related as Senior Vice President and Secretary
    ------------------------------------------------------------------------------------------------------
      Herbert Kloiber                                  Unrelated
    ------------------------------------------------------------------------------------------------------
      Howard Knight                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      Morley Koffman                                   Unrelated
    ------------------------------------------------------------------------------------------------------
      Patrick Lavelle                                  Unrelated
    ------------------------------------------------------------------------------------------------------
      Andre Link                                       Related as President and as Chief Executive Officer
                                                       of Lions Gate Films Corp.
    ------------------------------------------------------------------------------------------------------
      Harald Ludwig                                    Unrelated
    ------------------------------------------------------------------------------------------------------
      James Nicol                                      Unrelated
    ------------------------------------------------------------------------------------------------------
      Scott Paterson                                   Unrelated
    ------------------------------------------------------------------------------------------------------

4. Appointment of a Committee responsible for appointment/assessment of directors.

     Our Corporate Governance Committee, comprised of three unrelated directors, is responsible for reviewing the proposed new members of our board of directors and has not yet established full criteria for board membership.

5. Implement a process for assessing the effectiveness of the Board, its Committees and individual directors.

     The Corporate Governance Committee will in the future be responsible for evaluating the performance of our board of directors as a whole as well as that of the individual members of our board of directors.

6.   Provide orientation and education programs for new directors.

     Senior management is responsible for ensuring that there is in place an orientation and education program for new members of our board of directors.

7.   Consider reducing size of Board, with a view to improving effectiveness.

     A board of directors must have enough directors to carry out its duties efficiently while presenting a diversity of views and experiences. The board of directors believes that its proposed size and composition of eighteen members reflects diversity and promotes effectiveness.

8. Review the compensation of directors in light of risks and responsibilities.

    The board of directors, through its Compensation Committee, periodically reviews the adequacy and form of the compensation of directors.

9. Committees should generally be composed of outside directors, a majority of whom are unrelated.

    Our board of directors currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which is made up of three of the directors, all of whom are independent directors.

10. Appoint a Committee responsible for approach to corporate governance issues.

    Our Corporate Governance Committee is composed entirely of unrelated directors, and will be responsible for developing our overall approach to a corporate governance system that is effective in the discharge of the Company's obligations to the shareholders.

11. The Board should develop position descriptions for the Board and for the chief executive officer and the Board should approve or develop corporate objectives which the chief executive officer is responsible for meeting.

    To date, the Corporation has not developed position descriptions for the board of directors or the Chief Executive Officer. The board of directors currently sets our annual objectives which become the objectives against which the Chief Executive Officer's performance is measured.

12. Establish procedures to enable the Board to function independently of management.

    With the board of directors consisting of both related directors and unrelated directors, the board of directors has not been able to function totally independently of executive management. However, in matters that require independence of the board of directors from management, only the unrelated board of directors members take part in the decision making and evaluation.

13. Establish an Audit Committee with a specifically defined mandate (all members should be non-management directors).

    The Audit Committee is composed of three directors, all of whom are independent directors. The Audit Committee has direct communication channels with the external auditors. See "Report of the Audit Committee" at page 17.

14. Implement a system to enable individual directors to engage outside advisors, at Corporation's expense.

    The Corporate Governance Committee can authorize any individual director to engage an outside advisor in appropriate circumstances.

                              CERTAIN TRANSACTIONS

Jon Feltheimer, our Chief Executive Officer, and Michael Burns, our Vice Chairman, each hold convertible preferred stock and options to purchase common stock of CinemaNow, a majority owned subsidiary, and have served on its board of directors since February 2000. Each of Mr. Feltheimer and Mr. Burns owns approximately 2% of the outstanding convertible preferred stock, and the options they own, which vest over a three year term commencing March 1, 2000, are exercisable for less than 1% of the common stock of CinemaNow.

Mark Amin, our Vice Chairman, who was Chairman and Chief Executive Officer of Trimark, entered into a three-year employment agreement with us, which became effective on consummation of the merger with Trimark. The Agreement provides for, among other things, an annual salary of US$500,000, a forgiveness of a loan by Trimark in the amount of approximately US$795,000, a grant of stock options to purchase up to 1,360,000 shares of Lions Gate common shares, and Mr. Amin's election to Lions Gate's board of directors.

Michael Burns, our Vice Chairman, owns approximately a 40% interest in Ignite, LLC, which has entered into an agreement with us dated February 15, 2001. We have agreed to terminate the "first look" agreement and this agreement provides that Ignite would be paid a producer's fee and 15% of our Adjusted Gross Receipts for any project produced by us and developed through a development fund financed by Ignite, LLC.

Except as disclosed herein, none of our directors or officers, or affiliates of such persons, has or has had any material interest, direct or indirect, in any transaction since the commencement of our last completed fiscal year, or in any proposed transaction, which in either such case has materially affected or will materially affect us or any of our subsidiaries.

We are not aware of any conflicts of interest or other risks associated with any of the above transactions.

                               ACCOUNTANT'S FEES

During fiscal 2001, the Company retained PricewaterhouseCoopers LLP to provide services in the following categories and approximate amounts:

---------------------------------------------------------------------------
  -  Audit Fees                                                $800,000
---------------------------------------------------------------------------
  -  Financial Information Systems Design and Implementation
     Fees:                                                     $      0
---------------------------------------------------------------------------
  -  All Other Fees (consists primarily of income tax
     consulting, planning and return preparation, SEC
     registration support, due diligence and other
     operational consulting support):                          $321,685
---------------------------------------------------------------------------
---------------------------------------------------------------------------

The Audit Committee determined that PricewaterhouseCoopers LLP's provision of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP's independence.

                                 OTHER BUSINESS

Our board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Frank Giustra
                                       FRANK GIUSTRA
                                       Chairman of the Board

Vancouver, British Columbia
August 13, 2001

                                   APPENDIX A

                         LIONS GATE ENTERTAINMENT CORP.
                       AUDIT COMMITTEE TERMS OF REFERENCE

     The Board of Directors of Lions Gate Entertainment Corp., a corporation incorporated under the Company Act (British Columbia) has established an Audit Committee of the Board (the "Committee"). The Committee will be composed of members who are independent and who are not officers or employees of the Corporation or its affiliates.

     Primary responsibility for the Corporation's financial reports, accounting systems and internal controls is vested in management and is overseen by the Board of Directors.

     The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. Meeting a minimum of four times annually, the Committee is responsible for:

     - the financial reporting process of the Corporation including reviewing the objectivity of the independent audit; and

     - overseeing the system of internal control including the assessment of risk.

     The Committee will have unrestricted access to Corporation personnel and documents and will be provided with the resources necessary to carry out its responsibilities.

     The Committee will report its activities to the Board of Directors by distributing minutes of its meetings or, as appropriate, by oral or written report to the Board of Directors describing the Audit Committee's activities.

     In undertaking these responsibilities the Committee will perform various duties as outlined below.

FINANCIAL REPORTING

1. Reviews the financial statements of the Corporation, before their submission to the Board of Directors, including the annual and interim financial statements, auditors' opinion, management letters, management's discussion and analysis of operations, the annual information form and other reports prior to their submission to shareholders and securities commissions or other governmental agencies.

2. Meets with the independent auditors, with and without management present, to review the financial statements and the results of their audit, including:

     - assessing the risk that the financial statements contain material misstatements;

     - examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements;

     - assessing the accounting principles used and their application, as well as being aware of new and developing accounting standards that may affect the Corporation; and

     -  assessing the significant estimates made by management.

3. Discusses the planning of the audit with the independent auditors including:

     - the general approach taken in conducting the audit including any areas of particular concern or interest to the Committee or management and any extensions to the audit scope requested by the Committee or management;

     - areas of the financial statements identified as having a high risk of material misstatement and the auditor's response thereto;

     -  the materiality and audit risk level on which the audit is based;

     - the extent of audit work related to internal controls and the reliance on and co-ordination with the work of the internal audit department (if any);

     - the planned reliance on the work of other auditors, how the expectations will be communicated to the other auditors and how their findings will be communicated to the Committee; and

     -  the timing and estimated fees of the audit.

4. Evaluates the performance of the independent auditors and recommends to the Board of Directors the appointment or replacement of the independent auditors, which firm is ultimately accountable to the Committee and the Board of Directors.

5. Receives periodic reports from the independent auditors regarding the auditors' independence, discusses such reports with the auditors, and if so determined by the Committee, recommends that the Board of Directors take appropriate action to ensure the independence of the auditors.

INTERNAL CONTROL

6. Reviews the reliability and integrity of financial and operating information including a review of the Corporation's tax position and insurance policies.

7. Reviews the systems established to ensure compliance with Corporation policies, plans, procedures, laws, regulations and means of safeguarding assets including adequacy of controls surrounding electronic data processing and computer security.

8. Reviews the adequacy of resources assigned to assess control and what steps management has taken to eliminate any potentially serious weaknesses in internal control including a review of executive expense procedures and use of Corporation assets, the capital investment control process and financial instruments procedures.

9. Provides the opportunity for open communication between management, the internal auditors and the independent auditors with the Board of Directors.

                                   APPENDIX B

                         LIONS GATE ENTERTAINMENT CORP.
                 EMPLOYEES' AND DIRECTORS' EQUITY INCENTIVE PLAN
                           (AS PROPOSED TO BE AMENDED)


PART 1 - INTRODUCTION

1.1  PURPOSE

The purpose of the Plan is to secure for the Company and its shareholders the benefits of incentive inherent in share ownership by the directors and key employees of the Company and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success. It is generally recognized that share plans of the nature provided for herein aid in retaining and encouraging employees and directors of exceptional ability because of the opportunity offered them to acquire a proprietary interest in the Company.

1.2  DEFINITIONS

(a) "AFFILIATE" has the meaning set forth in Section 1(2) of the Securities Act (British Columbia), as amended.

(b) "ASSOCIATE" has the meaning assigned to it in the Securities Act (Ontario), as amended.

(c)  "BOARD" means the board of directors of the Company.

(d) "COMPANY" means Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia.

(e) "ELIGIBLE DIRECTOR" means a director of the Company or any Affiliate thereof who is, as such, eligible for participation in the Plan.

(f) "ELIGIBLE EMPLOYEE" means a key employee (including an employee who is an officer and director) of the Company or any Affiliate thereof, whether or not he has a written employment contract with the Company, determined by the Board as an employee eligible for participation in the Plan. "Eligible Employee" shall include Service Providers eligible for participation in the Plan as determined by the Board.

(g) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

(h) "FAIR MARKET VALUE" means, with respect to a Share subject to Option, the weighted average price of the Shares on the Stock Exchange for the five days on which Shares were traded immediately preceding the date in respect of which Fair Market Value is to be determined. If the Shares are not listed and posted for trading on a Stock Exchange on such day, the Fair Market Value shall be such price per Share as the Board, acting in good faith, may determine.

(i) "FOREIGN PRIVATE ISSUER" has the meaning assigned to it in the rules promulgated under the Exchange Act.

(j) "INSIDER" has the meaning assigned to it in the Securities Act (Ontario), as amended (other than a person who falls within the that definition by virtue of being a director or senior officer of a subsidiary of the Company).

(k)  "OPTION" means an option granted under the terms of the Share Option Plan.

(l)  "OPTION PERIOD" means the period during which an Option may be exercised.

(m) "OPTIONEE" means an Eligible Employee or Eligible Director to whom an Option has been granted under the terms of the Share Option Plan.

(n) "PARTICIPANT" means, in respect of any Plan, an Eligible Employee or Eligible Director who participates in such Plan.

(o) "PLAN" means, collectively the Share Option Plan, the Share Bonus Plan and the Share Purchase Plan and "Plan" means any such plan as the context requires.

(p) "SERVICE PROVIDER" means a person or company engaged to provide ongoing management or consulting services for the Company or for any Affiliate of the Company.

(q) "SHARE BONUS PLAN" means the plan established and operated pursuant to Part 3 and Part 5 hereof.

(r)  "SHARE OPTION PLAN" means the plan established and operated pursuant to
     Part 2 and Part 5 hereof.

(s)  "SHARE PURCHASE PLAN" means the plan established and operated pursuant to
     Part 4 and Part 5 hereof.

(t)  "SHARES" means the common shares of the Company.

(u) "STOCK EXCHANGE" means the principal stock exchange upon which the Shares are listed or upon which the Shares have been approved for listing.


PART 2 - SHARE OPTION PLAN

2.1  PARTICIPATION

     Options shall be granted only to Eligible Employees and Eligible Directors.

2.2  ADMINISTRATION OF SHARE OPTION PLAN

     (a) The Share Option Plan shall be administered by the Board and the Board shall determine and designate, from time to time, the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. In determining the number or value of Options to be granted, the Board shall consider the Optionee's present and potential contribution to the success of the Company and the prevailing policies of the Stock Exchange.

     (b) Subject to the provisions of the Share Option Plan and to obtaining the approval of the

     Stock Exchange, where required, the Board may, from time to time, adopt and amend rules and regulations relating to administration of the Share Option Plan, advance any vesting or waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law or the rules and policies of the Stock Exchange) and make all other determinations, in the judgment of the Board, necessary or desirable for the administration of the Share Option Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Share Option Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Share Option Plan into effect, and it shall be the sole and final judge of such expediency.

2.3  PRICE

     The exercise price per Share of any Option shall be not less than one hundred per cent (100%) of the Fair Market Value on the date of grant.

2.4  GRANT OF OPTIONS

     The Board may at any time authorize the granting of Options to such Eligible Employees and Eligible Directors as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. When the grant is authorized, the Board shall specify the date of grant.

     Each Option granted to an Eligible Employee or to an Eligible Director shall be evidenced by a stock option agreement with terms and conditions consistent with the Share Option Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time, subject to the approval of any material changes by the Stock Exchange).

2.5  TERMS OF OPTIONS

     Unless otherwise determined by the Board, the Option Period shall be five years from the date such Option is granted, provided however that:

     (a) in no event shall the Option Period exceed ten years from the date such Option is granted; and

     (b) the Option Period may thereafter be reduced with respect to any Option as provided in Section 2.8 hereof in respect of the termination of employment or death of the Optionee.

     Unless otherwise determined from time to time by the Board, Options may be exercised (in each case to the nearest full Share) during the Option Period as follows:

     (a) commencing on the last day of the first year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option;

     (b) commencing on the last day of the second year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsection (a); and

     (c) commencing on the last day of the third year of the Option Period, the Optionee may purchase up to 33 1/3% of the total number of Shares reserved for issuance pursuant to his or her Option plus any Shares not purchased in accordance with the preceding subsections (a) and (b).

     Except as set forth in Section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:

     (a) in the case of an Eligible Employee, in the employ of the Company or an Affiliate and shall have been continuously so employed since the grant of his Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

     (b) in the case of an Eligible Director, a director of the Company or an Affiliate and shall have been such a director continuously since the grant of his Option.

     The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his legal representatives or legatees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him or them under the terms of the Share Option Plan.

     Subject to the foregoing provisions, the Board shall be authorized to amend, with retroactive effect and with the consent of the recipient of the award, the Option Period in respect of any Option previously granted, provided however, that in the case of any Optionee who is an insider of the Company, any such amendment of the Option Period shall be subject to the consent of the Stock Exchange.

2.6  SHARE APPRECIATION RIGHT

     A Participant may, if at any time determined by the Board, have the right (the "Right"), when entitled to exercise an Option, to terminate such Option in whole or in part (the "Terminated Option") by notice in writing to the Company and, in lieu of receiving the Shares (the "Option Shares") to which the Terminated Option relates, to receive the number of Shares, disregarding fractions, which is equal to the quotient obtained by:

     (a) subtracting the Option exercise price per Share from the Fair Market Value per Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of Option Shares; and

     (b) dividing the product obtained under ss.(a) by the Fair Market Value per Share on the day immediately prior to the exercise of the Right.

     If a Right is granted in connection with an Option, it is exercisable only to the extent and on the same conditions that the related Option is exercisable.

2.7  LAPSED OPTIONS

     If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options, subject in the case of the cancellation of an Option in connection with the grant of a new Option to the same person on different terms, to the consent of the Stock Exchange.

2.8  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     If an Optionee:

     (a) dies while employed by or while a director of the Company or its Affiliate, any Option held by him at the date of death shall become exercisable in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or applicable laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner unless otherwise determined by the Board;

     (b) ceases to be employed by or act as a director of the Company or its Affiliate for cause, no Option held by such Optionee will, unless otherwise determined by the Board, be exercisable following the date on which such Optionee ceases to be so employed or ceases to be a director, as the case may be; or

     (c) ceases to be employed by or act as a director of the Company or any of its Affiliates for any reason other than for cause, then any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months unless otherwise determined by the Board.

2.9  EFFECT OF TAKEOVER BID

     If a bona fide offer (the "Offer") for Shares is made to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Company within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time), then the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee currently holding an Option of the Offer, with full particulars thereof, whereupon, notwithstanding Section 2.5 hereof, such Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the "Optioned Shares") pursuant to the Offer.

2.10 EFFECT OF AMALGAMATION OR MERGER

     If the Company amalgamates or merges with or into another corporation, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation or merger if the Participant had exercised his Option immediately prior to the record date applicable to such amalgamation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan. Any such adjustment shall be in accordance with regulatory policies.

2.11 ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

     If there is any change in the Shares through the declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the Option price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

2.12 LOANS TO EMPLOYEES

     Subject to applicable law, the Board may at any time authorize the Company to loan money to an Eligible Employee, on such terms and conditions as the Board may reasonably determine, to assist such Eligible Employee to exercise an Option held by him or her. Such terms and conditions shall include, in any event, interest at prevailing market rates, a term not in excess of one year, and security in favour of the Company represented by that number of Shares issued pursuant to the exercise of an Option in respect of which such loan was made which equals the loaned amount divided by the Fair Market Value of the Shares on the date of exercise of the Option, or equivalent security, which security may be granted on a non-recourse basis.

2.13 TRANSFER OF OPTIONS

     Options are non-transferable except by will or by the laws of descent and distribution.


PART 3 - SHARE BONUS PLAN

3.1  PARTICIPANTS

     The Board shall have the right, subject to Section 3.2, to issue or reserve for issuance, for no cash consideration, to any Eligible Employee any number of Shares as a discretionary bonus subject to such provisos and restrictions as the Board may determine.

3.2  NUMBER OF SHARES

     The aggregate maximum number of Shares that may be issued and/or allocated for issuance pursuant to Section 3.1 will be limited to 250,000 Shares. Shares reserved for issuance and issued under the Share Bonus Plan shall be subject to the limitations set out in Section 5.1.

     The Board, in its absolute discretion, shall have the right to reallocate any of the Shares reserved for issuance under the Share Bonus Plan for future issuance under the Share Option Plan or the Share Purchase Plan and, in the event that any Shares specifically reserved under the Share Bonus Plan are reallocated to the Share Option Plan or the Share Purchase Plan, as the case may be, the aggregate maximum number of Shares reserved under the Share Bonus Plan will be reduced to that extent. In no event will the number of Shares allocated for issuance under the Share Bonus Plan exceed 250,000 Shares.

3.3  NECESSARY APPROVALS

     The obligation of the Company to issue and deliver any Shares pursuant to an award made under the Share Bonus Plan will be subject to all necessary approvals of any securities regulatory authority having jurisdiction over the Shares.


PART 4 - SHARE PURCHASE PLAN

4.1  PARTICIPANTS

     Participants in the Share Purchase Plan will be Eligible Employees who have been continuously employed by the Company or any of its Affiliates on a full-time basis for at least 12 consecutive months and who have been designated by the Board as participants in the Share Purchase Plan ("Share Purchase Plan Participants"). The Board shall have the right, in its absolute discretion, to waive such 12-month period or to refuse any Eligible Employee or group of Eligible Employees the right of participation or continued participation in the Share Purchase Plan.

4.2 ELECTION TO PARTICIPATE IN THE SHARE PURCHASE PLAN AND PARTICIPANT'S CONTRIBUTION

     Any Share Purchase Plan Participant may elect to contribute money (the "Participant's Contribution") to the Share Purchase Plan in any calendar year if the Share Purchase Plan Participant delivers to the Company a written direction in form and substance satisfactory to the Company authorizing the Company to deduct from the Share Purchase Plan Participant's salary, in equal instalments, the Participant's Contribution. Such direction will remain effective until revoked in writing by the Share Purchase Plan Participant or until the Board terminates or suspends the Share Purchase Plan, whichever is earlier.

     The Share Purchase Plan Participant's Contribution shall not exceed 10% of the Share Purchase Plan Participant's basic annual salary from the Company and its Affiliates at the time of delivery of the direction, before deductions, exclusive of any overtime pay, bonuses or allowances of any kind whatsoever (the "Basic Annual Salary"). In the case of a Share Purchase Plan Participant for whom the Board has waived the 12-month employment requirement, the Share Purchase Plan Participant's Contribution shall not exceed 10% of his Basic Annual Salary from the Company and its Affiliates at the time of delivery of the direction, prorated over the remainder of the calendar year, before deductions and exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.

4.3  COMPANY'S CONTRIBUTION

     Immediately prior to the date any Shares are issued to a Share Purchase Plan Participant in accordance with Section 4.4, the Company will credit the Share Purchase Plan Participant with, and thereafter hold in trust for the Share Purchase Plan Participant, an amount (the "Company's Contribution") equal to the Participant's Contribution then held in trust by the Company.

4.4  ISSUE OF SHARES

     On March 31, June 30, September 30 and December 31 in each calendar year the Company will issue to each Share Purchase Plan Participant fully paid and non-assessable Shares, disregarding fractions, which is equal to the aggregate amount of the Participant's Contribution and the Company's Contribution divided by the Issue Price. For the purposes of this Section 4.4, "Issue Price" means the weighted average price of the Shares on the Stock Exchange, for the 5-day period immediately preceding the date of issuance. If the Shares are not traded on a Stock Exchange on the date of issuance, the Issue Price shall be such price per Share as the Board, acting in good faith, may determine.

     The Company shall hold any unused balance of the Participant's Contribution for a Share Purchase Plan Participant until used in accordance with the Share Purchase Plan.

4.5  DELIVERY OF SHARES

     As soon as reasonably practicable following each issuance of Shares to a Share Purchase Plan Participant pursuant to Section 4.4, the Company will cause to be delivered to the Share Purchase Plan Participant a certificate in respect of such Shares provided that, if required by applicable law or the rules and policies of the Stock Exchange, a restrictive legend shall be inscribed on the certificate, which legend shall state that the Shares shall not be transferable for such period as may be prescribed by law or by any regulatory authority or Stock Exchange.

4.6  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     If a Participant ceases to be employed by the Company or any of its Affiliates for any reason or receives notice from the Company of the termination of his or her employment, the Share Purchase Plan Participant's participation in the Share Purchase Plan will be deemed to be terminated and any portion of the Participant's Contribution then held in trust shall be paid to the Share Purchase Plan Participant or his estate or successor as the case may be.

4.7  EFFECT OF AMALGAMATION OR MERGER

     If the Company amalgamates or merges with or into another corporation, each Share Purchase Plan Participant to whom Shares are to be issued will receive, on the date on which any Shares would otherwise have been delivered to the Share Purchase Plan Participant in accordance with Section 4.5, the securities, property or cash to which the Share Purchase Plan Participant would have been entitled on such amalgamation, consolidation or merger had the Shares been issued immediately prior to the record date of such amalgamation or merger.

PART 5 - GENERAL

5.1  NUMBER OF SHARES

     The aggregate number of Shares that may be reserved for issuance under the Plan shall not exceed 8,000,000 Shares inclusive of those Shares reserved under the Share Bonus Plan pursuant to Section 3.2. In addition, except with the prior approval of shareholders, other than Insiders and their Associates, holding a majority of the Company's issued and outstanding Shares (a "Disinterested Shareholder Approval"), the aggregate number of Shares:

     (a) that may be reserved for issuance to Insiders for options granted under the Plan shall not exceed 10% of the Company's outstanding issue from time to time;

     (b) that may be issued to Insiders for options granted under the Plan within any one-year period shall not exceed 10% of the Company's outstanding issue from time to time; and

     (c) that may be issued to any one Insider and his or her Associates for options granted under the Plan within any one-year period shall not exceed 5% of the Company's outstanding issue from time to time.

     In no event will the number of Shares at any time reserved for issuance to any Participant exceed 5% of the Company's outstanding issue from time to time.

     For the purposes of this Section 5.1, "outstanding issue" means the total number of Shares, on a non-diluted basis, that are issued and outstanding as of the date that any Shares are issued or reserved for issuance pursuant to an award under the Plan to an Insider or such Insider's Associates, excluding any Shares issued under the Plan during the immediately preceding 12 month period.

5.2  TRANSFERABILITY

     Any benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant all benefits, rights and options may only be exercised by the Participant.

5.3  EMPLOYMENT

     Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any, Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

5.4  RECORD KEEPING

     The Company shall maintain a register in which shall be recorded:

     (a) the name and address of each Participant;

     (b) the Plan or Plans in which the Participant participates;

     (c) any Participant's Contributions;

     (d) the number of unissued Shares reserved for issuance pursuant to an Option or pursuant to an award made under the Share Bonus Plan in favour of a Participant; and

     (e) such other information as the Board may determine.

5.5  NECESSARY APPROVALS

     The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any Stock Exchange or governmental authority having jurisdiction in respect of the Shares which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If any Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, the obligation of the Company to issue such Share shall terminate and any Participant's Contribution or option price paid to the Company shall be returned to the Participant.

5.6  INCOME TAXES

     As a condition of, and prior to participation in, the Plan, a Participant shall, at the Company's request, authorize the Company in writing to withhold from any remuneration or consideration whatsoever payable to such Participant hereunder, any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

5.7  AMENDMENTS TO PLAN

     The Board may amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board, subject to the approval of any changes by the Stock Exchange. However, any amendment of such Plan which would:

     (a) materially increase the benefits under the Plan;

     (b) materially increase the number of Shares which would be issued under the Plan; or

     (c) materially modify the requirements as to eligibility for participation in the Plan;

     shall be effective only upon the approval of the shareholders of the Company and, if required, the approval of any regulatory body having jurisdiction over the Shares and any Stock Exchange. Except as expressly otherwise provided herein, however, no change in an award already granted under the Plan shall be made without the written consent of the recipient of such award.

5.8  NO REPRESENTATION OR WARRANTY

     The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

5.9  FOREIGN PRIVATE ISSUER STATUS

     If, and for so long as, the Company is not a Foreign Private Issuer or if the directors and officers of the Company otherwise become subject to Section 16 of the Exchange Act, then notwithstanding any provision of the Plan to the contrary:

(a) the Plan shall be administered by the entire Board or a committee consisting of two or more persons (the "Committee") appointed by the Board, each of whom is a "Non-Employee Director", as such term is defined, from time to time, in Rule 16b-3 under the Exchange Act;

(b) the Committee shall determine and designate, from time to time, the individuals to whom awards shall be made hereunder, the amount of the awards and the other terms and conditions of such awards;

(c) the Board may, subject to Subsection 5.9(b) and Section 5.7, amend or modify the Plan to the extent that the Board, based upon the advice of legal counsel, considers necessary or desirable to bring the Plan into compliance with Rule 16b-3 under the Exchange Act.

5.10 COMPLIANCE WITH APPLICABLE LAW, ETC.

     If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or Stock Exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

                         LIONS GATE ENTERTAINMENT CORP.
                        SUITE 3123, THREE BENTALL CENTRE
                595 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA
                                    V7X 1J1

               THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S
                               BOARD OF DIRECTORS
                                 COMMON SHARES

The undersigned holder of Common Shares of Lions Gate Entertainment Corp., a British Columbia company (the "Company"), hereby appoints Frank Giustra and Jon Feltheimer, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the shares of Common Shares of the Company that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of the Company, to be held at the King Edward Hotel, Knightsbridge Room, 37 King Street East, Toronto, Ontario, on Wednesday, September 12, 2001, at 11:00 a.m., local time, or at any adjournments or postponements thereof.

                          (CONTINUED FROM OTHER SIDE)

1. Proposal to amend the Company's Articles to change size of Board of Directors to up to eighteen directors.

   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

2. Election of Directors.

   The nominees proposed by the management of the Company are:

   Michael Burns            Morley Koffman
   Drew Craig               Patrick Lavelle
   Arthur Evrensel          Andre Link
   Jon Feltheimer           Harald Ludwig
   Frank Giustra            Laurie May
   Joe Houssian             G. Scott Paterson
   Gordon Keep              E. Duff Scott

   Vote FOR [ ] the election of all the nominees listed above (EXCEPT THOSE WHOSE NAMES THE UNDERSIGNED HAS DELETED).

   WITHHOLD vote [ ]

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent Auditors for the Company.

   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

4. Proposal to increase the number of Common Shares reserved for issuance under the Company's Employees' and Directors' Equity Incentive Plan by 722,916 Common Shares.

   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

5. Proposal to allow the Company to issue up to 20,000,000 million Common Shares or other securities convertible into 20,000,000 Common Shares at a discount from the market price of the shares in one or more private placements during the next 12 months.

   FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting,
(ii) the Proxy Statement and (iii) the Company's 2001 Annual Report to Shareholders

Dated:
--------------------------------------- , 2001

       ------------------------------------------------------------------
                                  (Signature)

       ------------------------------------------------------------------
                          (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                            SUPPLEMENTAL RETURN CARD

TO:     REGISTERED AND NON-REGISTERED SHAREHOLDERS OF
       LIONS GATE ENTERTAINMENT CORP. (the "Company")

National Policy Statement No. 41/Shareholder Communication provides shareholders with the opportunity to elect annually to have their name added to an issuer's SUPPLEMENTAL MAILING LIST in order to receive interim financial statements of the Company. If you are interested in receiving such statements, please complete, sign and mail this form to CIBC MELLON TRUST COMPANY, P.O. BOX 1900, VANCOUVER, BRITISH COLUMBIA, V6C 3K9.

       ------------------------------------------------------------------

                I CERTIFY THAT I AM A REGISTERED/NON-REGISTERED
                                (Please Circle)

                                 SHAREHOLDER OF
                         LIONS GATE ENTERTAINMENT CORP.

Name of Shareholder:            -----------------------------------------------------------
                                Please Print

Address:                        -----------------------------------------------------------

                                -----------------------------------------------------------

                                -----------------------------------------------------------

Postal Code:                    -----------------------------------------------------------

Signature:                      -----------------------------------------------------------

Date:                           -----------------------------------------------------------